Exhibit 10.49

RESTRICTED STOCK AGREEMENT
PERFORMANCE-BASED VESTING

CARDIOVASCULAR SYSTEMS, INC.
2014 EQUITY INCENTIVE PLAN

CARDIOVASCULAR SYSTEMS, INC., a Delaware corporation (the “Company”) has engaged Morgan Stanley Smith Barney LLC to maintain an online system to provide secure account access to participants receiving grants (each, a “Participant”) under the Company’s 2014 Equity Incentive Plan (the “Plan”). Each Participant has an account at www.stockplanconnect.com with an award summary (the “Award Summary”) disclosing the date of the award, the number of shares subject to each award and conditions of the vesting of the award. This Agreement sets forth terms and conditions applicable to those awards set forth in the Award Summary that are subject to performance-based vesting.

W I T N E S S E T H:

WHEREAS, the Participant is, on the date of grant set forth in the Award Summary, a key employee, officer or director of, or a consultant or advisor to, the Company or a Subsidiary of the Company; and

WHEREAS, the Company wishes to grant a restricted stock award to the Participant for shares of the Company’s Common Stock pursuant to the Plan; and

WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock award to the Participant;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.    Grant of Restricted Stock Award. The Company hereby grants to the Participant on the date set forth in the Award Summary a restricted stock award (the “Award”) for the number of shares of Common Stock set forth in the Award Summary on the terms and conditions set forth in the Award Summary and this Agreement, which shares are subject to adjustment pursuant to Section 15 of the Plan. The Company shall cause to be issued one or more stock certificates (or, upon request and if permitted in the Administrator’s discretion, an entry to be made in the books of the Company or its designated agent) representing such shares of Common Stock in the Participant’s name, and shall hold each such certificate until such time as the risk of forfeiture and other transfer restrictions set forth in this Agreement have lapsed with respect to the shares represented by the certificate. The Company may also place a legend on such certificates describing the risks of forfeiture and other transfer restrictions set forth in this Agreement providing for the cancellation of such certificates if the shares of Common Stock are forfeited as provided in Section 2 below. Until such risks of forfeiture have lapsed or the shares subject to this Award have been forfeited pursuant to Section 2 below, the Participant shall be entitled to vote the shares represented by such stock certificates and shall receive all dividends attributable to such shares, but the Participant shall not have any other rights as a shareholder with respect to such shares.

Exhibit 10.49

2.    Vesting of Restricted Stock. For purposes of determining whether the shares of Common Stock subject to this Award shall be forfeited by the Participant or vested upon the lapse of the risks of forfeiture, the following definitions shall apply:

a.	“Peer Group” shall mean that group of companies selected by the Company’s compensation consultant for purposes of comparing compensation or performance of the Peer Group to that of the Company.

b.
“Performance Period” means the period beginning on the July 1 immediately preceding the date of the Award and ending on the June 30 immediately following the second anniversary of the date of the Award.

c.
“90 Day Average Closing Price Beginning of Period” shall mean the average of the closing prices per share of the common stock of the Company or any company in the Peer Group, as applicable, for the 90 consecutive trading days prior to the July 1 of the year in which the Award is granted, as reported by NASDAQ, or if such shares are not traded on NASDAQ, as reported by the principal stock market or automated quotation system on which such shares are traded.

d.
“90 Day Average Closing Price End of Period” shall mean the average of the closing prices per share of the common stock of the Company or any company in the Peer Group, as applicable, for the 90 consecutive trading days prior to the July 1 immediately following the second anniversary of the date of the Award, as reported by NASDAQ, or if such shares are not traded on NASDAQ, as reported by the principal stock market or automated quotation system on which such shares are traded.

e.
“Total Shareholder Return” shall mean, for either the Company or any company in the Peer Group, as applicable, the product of (i) a fraction, the numerator of which is equal to the 90 Day Average Closing Price End of Period less the 90 Day Average Closing Price Beginning of Period plus any dividends paid with respect to the common stock during the Performance Period, and the denominator of which is the 90 day Average Closing Price Beginning of Period, multiplied by (ii) 100.

f.
“Determination Date” shall mean the date the Company’s annual report on Form 10-K for the fiscal year ending on the June 30 immediately following the second anniversary of the date the Award is filed with the Securities and Exchange Commission.

The shares of Common Stock subject to this award (the “Shares”) shall vest or be forfeited as of the Determination Date based on the Company’s Total Shareholder Return as compared to the Peer Group. If the Company’s Total Shareholder Return is less than the 25th percentile of the range of Total Shareholder Return for all of the companies in the Peer Group, the Participant shall forfeit all of the Shares on the Determination Date. If the Company’s Total Shareholder Return is equal to or greater than the 25th percentile, but less than or equal to the 50th percentile, of the range of Total

Exhibit 10.49

Shareholder Return for all of the companies in the Peer Group, the risks of forfeiture shall lapse on the Determination Date with respect to a pro rata portion of the Shares for each percentile point from the 25th percentile to the 50th percentile, such that the risks of forfeiture shall lapse with respect to 50% of the Shares if the Company’s Total Shareholder Return is equal to the 50th percentile of the range of Total Shareholder Return for all the companies in the Peer Group. If the Company’s Total Shareholder Return is greater than the 50th percentile of the range of Total Shareholder Return for all of the companies in the Peer Group, the risks of forfeiture shall lapse on the Determination Date with respect to 50% of the Shares, plus a pro rata portion of the remaining Shares for each percentile point from the 50th percentile to the 85th percentile, such that the risks of forfeiture shall lapse with respect to 100% of the Shares if the Company’s Total Shareholder Return is equal to or greater than the 85th percentile of the range of Total Shareholder Return for all the companies in the Peer Group.

Notwithstanding anything in the Plan, the Award Summary or this Agreement to the contrary, the Shares will become fully vested upon a Change of Control.

3.    Termination of Employment or Other Relationship. Unless the Executive Severance Plan provides for vesting that is more beneficial to the Participant (in which case the Executive Severance Plan will control), if the Participant’s employment or other relationship with the Company (or a Subsidiary of the Company) ceases at any time prior to the Determination Date for any reason, other than for cause but including the Participant’s voluntary resignation or retirement, the Participant shall be entitled to receive a fraction of the shares that Participant would have been entitled to receive pursuant to Section 2 above if such employment or other relationship had not ceased, which fraction shall have a numerator equal to the number of full months ending on June 30 immediately following the second anniversary of the date of the Award that Participant was employed by, or maintained a relationship with, the Company, and a denominator equal to 36. The Participant shall on the Determination Date forfeit all other Shares subject to this Award.

4.    General Provisions.

a.    Employment or Other Relationship. This Agreement shall not confer on the Participant any right with respect to continuation of employment or other relationship by the Company, nor will it interfere in any way with the right of the Company to terminate such employment or relationship. Nothing in this Agreement shall be construed as creating an employment or service contract for any specified term between Participant and the Company.

b.    280G Limitations. Notwithstanding anything in the Plan, this Agreement or in any other agreement, plan, contract or understanding entered into from time to time between Participant and the Company or any of its Subsidiaries to the contrary (except an agreement that expressly modifies or excludes the application of this Paragraph 4(b)), the lapse of the risks of forfeiture of this Award shall not be accelerated in connection with a Change of Control to the extent that such acceleration, taking into account all other rights, payments and benefits to which Participant is entitled under any other plan or agreement, would  constitute a "parachute payment" or an "excess parachute payment" for purposes of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or any successor provisions, and the regulations issued thereunder; provided, however, that the Administrator, in its sole discretion and in accordance with applicable law, may modify or exclude the application of this Paragraph 4(b).

Exhibit 10.49

c.    Securities Law Compliance. Participant shall not transfer or otherwise dispose of the shares of Common Stock received pursuant to this Agreement until such time as counsel to the Company shall have determined that such transfer or other disposition will not violate any state or federal securities laws. The Participant may be required by the Company, as a condition of the effectiveness of this restricted stock award, to provide any written assurances that are necessary or desirable in the opinion of the Company and its counsel to ensure the issuance complies with the applicable securities laws, including that all Common Stock subject to this Agreement shall be held, until such time that such Common Stock is registered and freely tradable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, that the certificates (or, if permitted book entries) for such shares shall bear an appropriate legend or notation to that effect and that such shares will be not transferred or disposed of except in compliance with applicable state and federal securities laws.

d.    Mergers, Recapitalizations, Stock Splits, Etc. Except as otherwise specifically provided in any employment, change of control, severance or similar agreement executed by the Participant and the Company, pursuant and subject to Section 15 of the Plan, certain changes in the number or character of the shares of capital stock of the Company (through sale, merger, consolidation, exchange, reorganization, divestiture (including a spin-off), liquidation, recapitalization, stock split, stock dividend, or otherwise) shall result in an adjustment, reduction, or enlargement, as appropriate, in the number of shares subject to this Award (i.e., Participant shall have such “anti-dilution” rights under the Award with respect to such events, but, subject to the Administrator’s discretion, shall not have any “preemptive” rights). Any additional shares that are credited pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

e.    Shares Reserved. The Company shall at all times during the term of this Award reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

f.    Withholding Taxes. To permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all applicable federal and state payroll, income or other taxes attributable to this Award are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal or state law prior to the transfer of any certificates for the shares of Common Stock subject to this Award. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part, by delivering shares of Common Stock, including shares of Common Stock received pursuant to this Award having a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to the statutory minimum amount required to be withheld for tax purposes. In no event may the Participant deliver shares of Common Stock having a Fair Market Value in excess of such statutory minimum required tax withholding. Participant’s election to deliver shares for purposes of such withholding tax obligations shall be made on or before the date that triggers such obligations or, if later, the date that the amount of tax to be withheld is determined under applicable tax law. Participant’s election

Exhibit 10.49

to deliver shares for purposes of such withholding tax obligations shall be irrevocable and shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3 or any successor provision, as then in effect, of the General Rules and Regulations under the Securities and Exchange Act of 1934, if applicable.

g.    Nontransferability. No portion of this Award for which the risks of forfeiture have not lapsed may be assigned or transferred, in whole or in part, other than by will or by the laws of descent and distribution.

h.    2014 Equity Incentive Plan. The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which has been made available to the Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. All capitalized terms in this Agreement not defined herein shall have the meanings ascribed to them in the Plan. The Plan governs this Award and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

i.    Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, Participant will execute any lock-up agreement the Company and the underwriter(s) deem necessary or appropriate, in their sole discretion, with such public offering.

j.    Blue Sky Limitation. Notwithstanding anything in this Agreement to the contrary, in the event the Company makes any public offering of its securities and determines, in its sole discretion, that it is necessary to reduce the number of Restricted Stock Awards so as to comply with any state securities or Blue Sky law limitations with respect thereto, the Board of Directors of the Company shall accelerate the vesting of this Award (in full or in part) provided that the Company gives Participant 15 days’ prior written notice of such acceleration. Notice shall be deemed given when delivered personally or when deposited in the United States mail, first class postage prepaid and addressed to Participant at the address of Participant on file with the Company.

k.    Accounting Compliance. Participant agrees that, if Participant is an “affiliate” of the Company or any Affiliate (as defined in applicable legal and accounting principles) at the time of a Change of Control, Participant will comply with all requirements of Rule 145 of the Securities Act of 1933, as amended, and the requirements of such other legal or accounting principles, and will execute any documents necessary to ensure such compliance.

l.    Stock Legend. The Administrator may require that the certificates for any shares of Common Stock purchased by Participant (or, in the case of death, Participant’s successors) shall bear an appropriate legend to reflect the restrictions of Paragraph 4(c) and Paragraphs 4(i) through 4(k) of this Agreement; provided, however, that failure to so endorse any of such certificates shall not render invalid or inapplicable Paragraph 4(c) or Paragraph 4(i) through 4(k).

m.    Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and of the Participant and any successor or successors of the Participant. This Award is expressly subject to all terms and conditions contained in the Plan

Exhibit 10.49

and in this Agreement, and Participant’s failure to execute this Agreement shall not relieve Participant from complying with such terms and conditions.

n.    Choice of Law. The law of the state of Minnesota shall govern all questions concerning the construction, validity, and interpretation of this Plan, without regard to that state’s conflict of laws rules.

o.    Severability. In the event that any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

p.    Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least 10 years. If the parties cannot agree on an arbitrator within 20 days, any party may request that the chief judge of the District Court for Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

ACCORDINGLY, by accepting the Award, the Participant acknowledges and agrees to all of the terms and conditions set forth in the Award Summary and this Agreement.